As filed with the Securities and Exchange Commission on September 17, 2020

Registration No. 333-248614

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEONODE INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1517641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Storgatan 23C, 114 55

Stockholm, Sweden

+46 (0) 8 667 17 17

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria Ek

Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

Neonode Inc.

Storgatan 23C, 114 55

Stockholm, Sweden

+46 (0) 8 667 17 17

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Mittelman, Esq.

Rimon, P.C.

One Embarcadero Center, Suite 400

San Francisco, California 94111

(415) 683-5472

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-248614) (the “Registration Statement”) of Neonode Inc. is being filed solely to amend Item 14 and Item 16. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Part II, Exhibit 5.1, and the signature page. All other portions of the Registration Statement are unchanged and therefore have not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the securities covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$2,864
Legal fees and expenses	$17,500
Accounting fees and expenses	$6,380
Miscellaneous fees and expenses	$5,000
Total	$31,744

Item 15. Indemnification of Directors and Officers

Neonode Inc. (the “registrant”) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. No indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Restated Certificate of Incorporation of Neonode Inc., as amended (the “Certificate of Incorporation”), and Bylaws of Neonode Inc. provide for the indemnification of directors and officers of the registrant to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for improper payment of dividends or redemptions of shares; or

●	for any transaction from which the director derives an improper personal benefit.

As permitted by Section 145 of the DGCL, the registrant’s Bylaws provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, (ii) the registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the registrant’s Bylaws are not exclusive, (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents, and (vi) the registrant may not retroactively amend its Bylaws provisions relating to indemnity.

The registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers, and controlling persons under the foregoing provisions, or otherwise. The registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The above discussion of the DGCL and the registrant’s Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, and Bylaws.

Item 16. Exhibits

Number	Exhibit

3.1.C.1	Certificate of Designation of Preferences, Rights and Limitations of Series C-1 5% Convertible Preferred Stock, dated August 6, 2020 (incorporated by reference to Exhibit 3.1.C.1 of the registrant’s current report on Form 8-K filed August 10, 2020)

3.1.C.2	Certificate of Designation of Preferences, Rights and Limitations of Series C-2 5% Convertible Preferred Stock, dated August 6, 2020 (incorporated by reference to Exhibit 3.1.C.2 of the registrant’s current report on Form 8-K filed August 10, 2020)

10.1	Securities Purchase Agreement, dated as of August 5, 2020 (incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed August 10, 2020)

10.2	Registration Rights Agreement, dated as of August 5, 2020 (incorporated by reference to Exhibit 10.2 of the registrant’s current report on Form 8-K filed August 10, 2020)

5.1	Opinion of Rimon, P.C.

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Rimon, P.C. (included in the opinion filed as Exhibit 5.1)

24	Power of Attorney (included in signature page to the Registration Statement)

*	Previously filed

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Country of Sweden, on the 17th day of September, 2020.

NEONODE INC.

By:	/s/ Maria Ek
Maria Ek
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

*	President and Chief Executive Officer	September 17, 2020
Urban Forssell	(Principal Executive Officer)

/s/ Maria Ek	Chief Financial Officer, Vice President, Finance,	September 17, 2020
Maria Ek	Treasurer and Secretary
(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	September 17, 2020
Ulf Rosberg

*	Director	September 17, 2020
Mattias Bergman

*	Director	September 17, 2020
Peter Lindell

*	Director	September 17, 2020
Lars Lindqvist

*	Director	September 17, 2020
Per Löfgren

By:	/s/ Maria Ek
Maria Ek
Attorney-in-Fact

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